UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Atlas Air Worldwide Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was sent by email to all employees of Atlas Air Worldwide Holdings, Inc. on August 4, 2022.

To:     All Employees

From: John Dietrich, President & Chief Executive Officer

Important Business Update: Our Exciting New Chapter

I’m writing to share the exciting news that Atlas Air Worldwide has agreed to be acquired by an investor group led by Apollo together with J.F. Lehman & Company and Hill City Capital. Apollo is a global asset manager with more than three decades of investing experience supporting the growth and success of its companies. J.F. Lehman and Hill City are both well-regarded investors with extensive experience in aviation and aerospace, and Hill City has been a long-standing shareholder in Atlas as a publicly traded company, affirming its strong belief in the business by joining in this transaction.

Upon completion of the transaction, Atlas would become a private company and would no longer trade on a public stock exchange. I will continue as President and Chief Executive Officer leading the company, along with our existing Executive Leadership Team.

It is important for you to know that we had not been looking to sell the company. However, we were approached by the investor group with a compelling proposal. As we began to learn more about these investors and their confidence in the strength of our company, we became excited for what the future could hold. We are confident this transaction will provide great opportunities for our employees and strengthen Atlas’ position as a global leader in airfreight, with added flexibility and support to grow faster and enhance operations.

The Atlas Board of Directors unanimously approved this transaction following a careful and thoughtful review of value creation opportunities for our shareholders. At closing, Atlas shareholders will receive $102.50 per share in cash, which represents significant premium value for their shares. This is a price well beyond where our stock has ever traded.

Apollo has an outstanding track record of success, with proven expertise in the aviation, transportation and logistics sector. Current and previous investments include equity stakes in Sun Country Airlines, Swissport, Aeromexico, DCLI and more, as well as extensive experience in aviation lending and leasing. J.F. Lehman and Hill City are also proven long-term investors who are committed to supporting our success. We believe that these investors are the right partners, with the network and expertise necessary to support Atlas’ strategic objectives.

The investor group is committed to the Atlas team. Our 4,400 crewmembers and ground employees are the best in the business and drive our market leadership. We have an industry-leading fleet of 747s, 777s, 767s and 737s and a vast global network operating into the most countries of any airline in the world. And we strive every day to fulfill our mission to be our customers’ first choice and most trusted partner.

This transaction is a testament to all your hard work and commitment to our company and our customers. Over the last few years, we have navigated an extremely complex operating environment while providing vital cargo and passenger services to our customers with the highest standards of safety, quality and service excellence. Apollo, J.F. Lehman and Hill City appreciate the vital role our business plays in the global supply chain and, with their support, I am confident we can take Atlas to the next level.

I am committed to keeping you all well informed throughout this process, and will be holding a town hall later this morning during which we will share additional information. Please stay tuned for a calendar invitation.

Please know that it is still very early in the process, and we may not have answers to all of your questions at this time. We will share updates as best we can while we work toward transaction close, which is expected during or before the first quarter of 2023.

In the meantime, it is business as usual, and we ask that you please remain focused on your current roles and responsibilities and continue delivering the outstanding service our customers have come to expect.

As always, thank you for everything you do for Atlas Air Worldwide. You are all important contributors to our success and one of the many reasons we have reached this important milestone. I look forward to our next chapter and the road ahead.

Please Note: Per Company’s policy, if you receive any calls from the media, please forward them to Debbie.coffey@atlasair.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this communication that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this communication. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; geopolitical events; weather conditions; natural disasters; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by Atlas Air Worldwide’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for Atlas Air Worldwide will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Atlas Air Worldwide to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on Atlas Air Worldwide’s ability to attract, motivate or retain key executives, pilots and associates, its ability to maintain relationships with its customers, including Amazon.com, Inc., vendors, service providers and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from Atlas Air Worldwide’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (i) any other risks discussed in Atlas Air Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and Atlas Air Worldwide’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed by Atlas Air Worldwide with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Report and (ii) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Except as stated in this communication, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2022 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this communication to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Atlas Air Worldwide and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Atlas Air Worldwide in favor of the proposed transaction. Information about Atlas Air Worldwide’s directors and executive officers is set forth in Atlas Air Worldwide’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2022. To the extent holdings of Atlas Air Worldwide’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of Atlas Air Worldwide’s participants in the solicitation, which may, in some cases, be different than those of Atlas Air Worldwide’s stockholders generally, will be set forth in Atlas Air Worldwide’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Atlas Air Worldwide by the investor group. In connection with the proposed transaction, Atlas Air Worldwide intends to file relevant materials with the SEC, including Atlas Air Worldwide’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF ATLAS AIR WORLDWIDE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ATLAS AIR WORLDWIDE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Atlas Air Worldwide by directing a request to Atlas Air Worldwide Investor Relations, 2000 Westchester Avenue, Purchase, NY or at tel: +1 914 701 8200 or email: InvestorRelations@atlasair.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.